Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
April 24, 2025

PG&E Corporation Reports First-Quarter Results; On Track to Deliver Solid 2025;
Residential Electric Rates Lower Today Than a Year Ago

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid 2025 financial results. Financial progress includes:

•GAAP earnings were $0.28 per share for the first quarter of 2025, compared to earnings of $0.34 per share for the same period in 2024.
•Non-GAAP core earnings were $0.33 per share for the first quarter of 2025, compared to earnings of $0.37 per share for the same period in 2024.
•Equity needs fully satisfied to fund the five-year capital plan of $63 billion through 2028.
•2025 GAAP EPS guidance updated to $1.29 to $1.35 per share.
•2025 non-GAAP core EPS guidance reaffirmed at $1.48 to $1.52 per share.
•Data center pipeline continues to grow.
•On track to meet 2% non-fuel O&M reduction target.

Operational progress during the first quarter of 2025 continued to focus on physical safety and delivery of affordable and resilient energy. Pacific Gas and Electric Company (the Utility):

•Continues to deliver on its commitment to stabilize rates. Average residential electric rates were lower in March than they were a year earlier. Natural gas delivery rates are expected to remain flat in 2025.
•Connected over 3,000 new electric customers and nearly 400 new electric vehicle charging ports. More beneficial new load in the years ahead can help reduce electricity prices for all customers.
•Achieved rating among the top performing plants in the industry for Diablo Canyon Power Plant by the U.S. Nuclear Regulatory Commission's performance assessment.
•Constructed 24 miles of underground powerlines and 26 miles of strengthened poles and covered powerlines in high wildfire-risk areas. Between 2025 and 2026, the Utility plans to construct approximately 700 miles of underground powerlines and 500 miles of other wildfire safety system upgrades.

"My coworkers at PG&E continue our operational progress with a focus on safety as our foundation. We’ve also stabilized customer bills over the past year. For the long term, we're building infrastructure for purpose that enables electric load growth and delivers affordable and resilient energy for all," said PG&E Corporation CEO Patti Poppe.

2025 Guidance

PG&E Corporation is updating 2025 GAAP earnings guidance to the range of $1.29 to $1.35 per share. Factors expected to drive GAAP earnings include customer capital investment and costs related to unrecoverable interest expense of $350 million to $400 million after tax and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, SB 901 impacts, costs related to PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

PG&E Corporation is reaffirming projected 2025 non-GAAP core earnings of $1.48 to $1.52 per share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is updated to $400 million to $430 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors, which are inherently uncertain. See “Forward-Looking Statements” below.

Financial Results

PG&E Corporation recorded first-quarter 2025 income available for common shareholders of $607 million, or $0.28 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $732 million, or $0.34 per share, for first-quarter 2024.

The decrease in first-quarter GAAP results is primarily driven by the lower return on equity related to the most recent cost of capital decision that saw a reduction from 10.7% to 10.28%, and the dilutive impact of PG&E Corporation’s 2024 equity offering. PG&E Corporation remains on track to achieve non-fuel O&M savings throughout 2025 to meet earnings guidance through continued efforts in improving planning, execution, and automation, as well as resource management.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings (including non-GAAP core EPS) to consolidated earnings available for common shareholders.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $728 million, or $0.33 per share, for first-quarter 2025, compared to earnings of $800 million, or $0.37 per share, for first-quarter 2024.

The decrease in non-GAAP core earnings is primarily driven by similar factors to the GAAP results as described above.

Non-core items, which management does not consider representative of ongoing earnings, totaled $120 million after tax, or $0.05 per share, for first-quarter 2025, compared with $68 million after tax, or $0.04 per share, for the first-quarter 2024.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on April 24, 2025, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its first quarter 2025 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: First Quarter 2025 Earnings Call

When: Thursday, April 24, 2025 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through May 1, 2025, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, and load growth. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2024 and their most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2025	2024
Operating Revenues
Electric	$4,135	$4,052
Natural gas	1,848	1,809
Total operating revenues	5,983	5,861
Operating Expenses
Cost of electricity	399	321
Cost of natural gas	496	529
Operating and maintenance	2,646	2,636
Wildfire-related claims, net of recoveries	49	(1)
Wildfire Fund expense	76	78
Depreciation, amortization, and decommissioning	1,097	1,022
Total operating expenses	4,763	4,585
Operating Income	1,220	1,276
Interest income	117	137
Interest expense	(734)	(715)
Other income, net	70	76
Income Before Income Taxes	673	774
Income tax provision	39	39
Net Income	634	735
Preferred stock dividend requirement	27	3
Income Available for Common Shareholders	$607	$732
Weighted Average Common Shares Outstanding, Basic	2,195	2,134
Weighted Average Common Shares Outstanding, Diluted	2,200	2,139
Net Income Per Common Share, Basic	$0.28	$0.34
Net Income Per Common Share, Diluted	$0.28	$0.34

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
First Quarter, 2025 vs. 2024

	Three Months Ended March 31,
	Earnings		Earnings per Common Share
(in millions, except per share amounts)	2025	2024	2025	2024
PG&E Corporation’s earnings/EPS on a GAAP basis	$607	$732	$0.28	$0.34
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	55	56	0.03	0.03
Bankruptcy and legal costs (3)	5	12	—	0.01
Investigation remedies (4)	19	4	0.01	—
Prior period net regulatory impact (5)	(6)	(6)	—	—
SB 901 securitization (6)	7	(2)	—	—
Wildfire-related costs, net of recoveries (7)	40	4	0.02	—
PG&E Corporation’s non-GAAP core earnings/EPS (8)	$728	$800	$0.33	$0.37

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2025 and 2024, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $76 million (before the tax impact of $21 million) during the three months ended March 31, 2025, associated with the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(3) PG&E Corporation and the Utility recorded costs of $6 million (before the tax impact of $1 million) during the three months ended March 31, 2025, related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

(4) Includes costs associated with the decision different for the order instituting investigation ("OII") related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended March 31, 2025
Wildfires OII disallowance and system enhancements	$5
Locate and mark OII system enhancements	1
Paradise restoration and rebuild	1
2020 Zogg fire settlement	14
Investigation remedies	$20
Tax impacts	(1)
Investigation remedies (post-tax)	$19

(5) The Utility recorded benefits of $8 million (before the tax impact of $2 million) during the three months ended March 31, 2025 related to adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(6) The Utility recorded costs of $10 million (before the tax impact of $3 million) during the three months ended March 31, 2025, related to the charge for the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization, as well as any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust. Formerly referred to as “Fire Victim Trust tax benefit net of securitization.”

(7) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended March 31, 2025
2019 Kincade fire	$51
2021 Dixie fire	4
Wildfire-related costs, net of recoveries	$55
Tax impacts	(15)
Wildfire-related costs, net of recoveries (post-tax)	$40

(8) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

PG&E Corporation’s 2025 Earnings Guidance

	2025
EPS guidance	Low		High
Estimated EPS on a GAAP basis	~	$1.29	~	$1.35
Estimated non-core items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.10	~	0.10
Bankruptcy and legal costs (3)	~	0.02	~	0.01
Investigation remedies (4)	~	0.04	~	0.04
Prior period net regulatory impact (5)	~	(0.01)	~	(0.01)
SB 901 securitization (6)	~	0.01	~	0.01
Wildfire-related costs, net of recoveries (7)	~	0.02	~	0.02
Estimated EPS on a non-GAAP core earnings basis	~	$1.48	~	$1.52

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below. All adjustments related to such non-core items in the table above are presented on a diluted per-share basis.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

	2025
(in millions)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$310	~	$310
Amortization of Wildfire Fund contribution	~	$310	~	$310
Tax impacts	~	(87)	~	(87)
Amortization of Wildfire Fund contribution (post-tax)	~	$223	~	$223

(3) “Bankruptcy and legal costs” consists of costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

	2025
(in millions)	Low guidance range		High guidance range
Legal and other costs	~	$65	~	$20
Bankruptcy and legal costs	~	$65	~	$20
Tax impacts	~	(18)	~	(6)
Bankruptcy and legal costs (post-tax)	~	$47	~	$14

(4) “Investigation remedies” includes the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, the Wildfires OII decision different, and costs related to the Paradise restoration and rebuild.

	2025
(in millions)	Low guidance range		High guidance range
2020 Zogg fire settlement	~	$60	~	$60
Wildfires OII disallowance and system enhancements	~	30	~	30
Paradise restoration and rebuild	~	5	~	5
Investigation remedies	~	$95	~	$95
Tax impacts	~	(7)	~	(7)
Investigation remedies (post-tax)	~	$88	~	$88

(5) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2025
(in millions)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(20)	~	$(20)
Prior period net regulatory impact	~	$(20)	~	$(20)
Tax impacts	~	6	~	6
Prior period net regulatory impact (post-tax)	~	$(14)	~	$(14)

(6) “SB 901 securitization” includes the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by net operating loss monetization. Also included are any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust.

	2025
(in millions)	Low guidance range		High guidance range
SB 901 securitization charge	~	$35	~	$35
SB 901 securitization	~	$35	~	$35
Tax impacts	~	(10)	~	(10)
SB 901 securitization (post-tax)	~	$25	~	$25

(7) “Wildfire-related costs, net of recoveries” includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees.

	2025
(in millions)	Low guidance range		High guidance range
2019 Kincade fire	~	$57	~	$57
2021 Dixie fire	~	18	~	18
Wildfire-related costs, net of recoveries	~	$75	~	$75
Tax impacts	~	(21)	~	(21)
Wildfire-related costs, net of recoveries (post-tax)	~	$54	~	$54

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.